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                                                               EXHIBIT 10.147


                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is made and entered into this 19th day of November, 1996, by and between Fenway Advisory Group (the "Consultant") and Pollution Research and Control Corp., a California corporation (the "Client").

         WHEREAS:

         1. The Consultant is willing and capable of providing on a "best efforts" basis various consulting services to the Client including, but not limited to, the identification and evaluation of potential sources of financing and possible merger and/or acquisition candidates.


         2. The Client desires to retain the Consultant as an independent consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Services. The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to the Client such services of an advisory or consultative nature in order to identify and evaluate potential sources of financing and possible merger and/or acquisition candidates for the Client. Performance of the consulting services described herein shall be accomplished exclusively by the Consultant. The Client agrees to inform the Consultant of any financing or merger and/or acquisition transactions which it intends to pursue.

         2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant. The Client acknowledges and understands that neither the Consultant nor its representatives shall participate in any negotiations between the Client and any financing, merger and/or acquisition candidate.

         3. Term of Agreement. The term of this Agreement shall be a period of twelve (12) months, commencing November 5, 1996, and terminating November 4, 1997.





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         4. Compensation. In consideration of the services to be provided for the Client by the Consultant, the Client hereby agrees to compensate the Consultant as follows:

                  a. Upon execution of this Agreement, the Client agrees to issue to the Consultant non-qualified stock options exercisable to purchase an aggregate of 400,000 shares of the no par value common stock (the "Common Stock") of the Client at an exercise price of $1.12 per share at any time during the period commencing June 4, 1997 through November 4, 1999.

                  b. In the event, during the period commencing on the date hereof and expiring two years from the last date of the issuance of any shares of the Client's Common Stock upon the exercise by the Consultant of any of the stock options issued pursuant to this Agreement (the "Option Stock"), the Company shall register any primary or secondary offering of any debt or equity security issued or to be issued by it pursuant to a registration statement under the Securities Act of 1933, as amended, pursuant to which the Option Stock can be registered., the Company shall in each such event notify the Consultant in writing not less than thirty (30) days prior to filing such registration statement with the Commission, and the Consultant shall have the right to register all of the Option Shares therewith by notifying the Company in writing, within fifteen (15) days of receipt of the Company's notice, requesting registration of the Option Shares and setting forth the intended method of distribution and such other data or information as the Company or its counsel reasonably shall require. Such registration shall be without cost to the Consultant except for sales commissions and related fees and/or transfer taxes incurred if the Option Shares are subsequently sold.

         5. Expenses. The Client shall reimburse the Consultant for all expenses and other disbursements incurred by the Consultant on behalf of the Client in the amount of $2,500.00 per month in connection with the performance of the consulting services pursuant to this Agreement. This $2,500.00 sum shall be payable quarterly on February 4, May 4, August 4 and November 4, 1997.

         6. Disclosure of Information. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, except to authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

         7. Nature of Relationship. It is understood and acknowledged by the parties that the Consultant is being retained by the Client in an independent capacity and that, in this connection, the Consultant hereby agrees, except as provided in paragraph 4. hereinabove or unless the Client shall




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have otherwise consented in writing, not to enter into any agreement or incur any obligation on behalf of the Client.

         8. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Company if its performance of consulting services for any other person could conflict with its obligations under this Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement shall constitute the Client's ongoing consent to the Consultant's outside consulting activities.

         9. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

         10. Waiver of Breach. Any waiver by the Consultant of a breach of any provision of this Agreement by the Client shall not operate or be construed as a waiver of any subsequent breach by the Client.

         11. Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

         12. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of California and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         13. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         14. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties.

         15. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.






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         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

         IN WITNESS WHEREOF, the parties here to have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT:                                 CLIENT:

FENWAY ADVISORY GROUP                       POLLUTION RESEARCH AND
                                            CONTROL CORP.


By:     /s/ Neil C. Sullivan                By:  /s/ Albert E. Gosselin, Jr.
   -------------------------------             ---------------------------------
      Neil C. Sullivan, President                    Albert E. Gosselin, Jr.,
                                                     President